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                                                                   Exhibit 10.31


     SYGNET WIRELESS, INC.

                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         1. PURPOSE. The purpose of the Amended 1996 Stock Option Plan for Non-Employee Directors is to increase the proprietary interest of Non-Employee Directors in Sygnet Wireless, Inc. by granting Non-Employee Directors non-qualified options to purchase shares of Class A common stock of the Corporation and thereby to promote long-term shareholder value.

         2. ADMINISTRATION

                  (a) APPOINTMENT OF COMMITTEE. The Plan shall be administered by a committee of the Corporation consisting of at least three executives of the Corporation. The Committee shall be appointed by and hold office at the pleasure of the Board. Grants of Options under the Plan shall be automatic as provided in
Section 4. The Committee shall have full authority to interpret the plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan. All such determinations shall be final and binding upon all persons having an interest in the Plan.

                  (b) COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH. Members of the Committee shall not receive any compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Corporation. The Committee may employ attorneys, consultants, accountants, or other persons. The Committee, the Corporation, and its officers and directors shall be entitled to rely upon the advice, opinions, and valuations of any such persons. All action taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Corporation, and all other persons having an interest in the Plan. No members of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan. All members of the Committee shall be fully protected and indemnified by the Corporation in respect to any such action, determination, or interpretation.

                  (c) DEFINITIONS. The terms defined in this subsection, whenever used and capitalized in this document, shall, unless the context clearly requires otherwise, have the following respective meanings:

                           i) BOARD: the Board of Directors of the Corporation.

                           ii) COMMITTEE: the committee of the Corporation
charged with the duty of administering the Plan pursuant to Section 2(a) of the Plan.

                           iii) COMMON STOCK: Class A Common Stock, no par
value, of the Corporation.

                           iv) CORPORATION: Sygnet Wireless, Inc.

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                           v) DESIGNEE: a person or entity designated by the
Non-Employee Director pursuant to Section 4(j) of the Plan to be the recipient of any Options granted hereunder.

                           vi) NON-EMPLOYEE DIRECTOR: a member of the Board who
is not an employee of the Corporation or any of its subsidiaries at the date of each grant.

                           vii) OPTION: any options granted pursuant to the
Plan.

                           viii) OPTION PRICE: the exercise price per Share as
defined in Section 4(b) of the Plan.

                           ix) OPTIONED SHARES: any Shares issued pursuant to
Options granted pursuant to the Plan.

                           x) OPTIONEE: collectively, the Non-Employee Director
and his Designee or Designees, if any.

                           xi) PLAN: this amended 1996 Stock Option Plan for
Non-Employee Directors.

                           xii) SHARES: shares of Common Stock.


         3. PARTICIPATION. All Non-Employee Directors shall be eligible to participate in the Plan.

         4. AWARDS UNDER THE PLAN. The number of Shares available for grants under the Plan shall not exceed 250,000 Shares, subject to adjustment as provided in Section 5.

                  (a) GRANT OF OPTIONS.On the first trading day coinciding with or immediately following the initial election of a Non-Employee Director to the Board, the Corporation shall automatically grant the Optionee an Option for 4,000 Shares, all of which shall vest six months following the date of grant. Furthermore, on the first trading day coinciding with or immediately following the annual shareholders meeting of Corporation, the Corporation shall grant each Optionee an Option to acquire 2,000 Shares, half of which shall vest six months following the date of grant and the balance one year after the date of grant, provided that such Optionee shall have then satisfied the rules and regulations with respect to the Plan adopted by the Committee. The written agreement evidencing each Option shall be dated as of the applicable date of grant. Each Optionee accepting an Option shall execute and return a copy of the agreement to the Corporation. Any Optioned Shares may consist, in whole or in part, of authorized and unissued Shares or of Shares in the Corporation's treasury. All Options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.
                  (b) OPTION EXERCISE PRICE. The Option Price of the Option shall be 100% of the Fair Market Value of a Share on the business day immediately preceding the date of


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grant. "Fair Market Value" as of any date shall be the last reported sale price, regular way, of the Shares on any day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the Shares are listed or, if the Shares are not listed on a national securities exchange and are listed on the NASDAQ Stock Market, the sale price determined in the same fashion or, if the Shares are not so listed on any of the foregoing, the average of the bid and asked prices on such day as furnished by dealers in the Shares in the over-the-counter market. If there is no established trading market for the shares, then Fair Market Value shall be the appraised value as determined by the Committee. All calculations of the current market price shall be made to the nearest cent.

                  (c) TERM OF OPTION. Each Option shall expire ten (10) years from the date of grant.

                  (d) EXERCISE OF OPTION. Each Option granted to an Optionee as a result of a Non-Employee Director's initial election to the Board shall be exercisable six months after its grant date. Each Option granted to an Optionee as a result of a Non-Employee Director's reelection to the Board shall be exercisable one year from its grant date. In either instance, any Options granted pursuant to the Plan shall be exercisable only if the Optionee has, at the time the Options are to be exercised, satisfied all of the rules and regulations adopted by the Committee with respect to the Plan.

                  (e) MANNER OF EXERCISE. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Corporation at his or her office of all of the following:

                           i) Notice in writing, which notice shall comply with
all applicable rules established by the Committee, signed by the Optionee or other person then entitled to exercise an Option or portion thereof, stating that the Option, or portion thereof, is exercised;

                           ii) Such representations and documents as the
Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Federal Securities Act of 1933, as amended ("Federal Securities Act"), and any other Federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever action it deems appropriate to effect such compliance, including without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                           iii) Full cash payment of the Option Price for the
Optioned Shares with respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise. At any time the shares are tradeable in an established securities market, such payment need not accompany the written notice of exercise if the Optionee, either (a) in the notice of exercise directs that the stock certificate or certificates for the Optioned Shares as to which the Option is exercised be delivered to a broker-dealer registered with the Securities and Exchange Commission that is a member of the New York Stock Exchange or any

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other broker-dealer acceptable to the Committee, as the agent for the Optionee, which broker-dealer delivers to the Corporation its unconditional and irrevocable undertaking that, at the time such stock certificate or certificates are delivered, such broker-dealer will pay to the Corporation an amount in cash equal to such payment, plus the amount ("withholding amount") of all federal, state and/or local taxes of any kind which the Corporation is required to withhold with respect to the exercise of the Option or (b) furnish with said notice (i) Shares (endorsed in favor of the Corporation) having a Fair Market Value equal to the amount of such payment or (ii) instructions that the Corporation withhold from the Optioned Shares to be delivered a number of Optioned Shares having a fair market value equal to the Option Price, plus (in each case), if the Board shall approve, the withholding amount.

                  (f) CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Corporation shall not be required to issue or deliver any certificate or certificates for Optioned Shares prior to fulfillment of all of the following conditions:

                           i) The completion of any registration or other
qualification of such Shares under any Federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Corporation shall, in its absolute discretion, deem necessary or advisable;

                           ii) The obtaining of any approval or other clearance
from any state or federal governmental agency which the Corporation shall, in its absolute discretion, determine to be necessary or advisable;

                           iii) The provision for any income tax withholding
which the Corporation shall, in its absolute discretion, determine to be necessary or advisable; and

                           iv) The lapse of such reasonable period of time
following the exercise of the Option as the Corporation may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

                  (g) RIGHTS AS STOCKHOLDERS. An Optionee shall not be, nor have any of the rights of, a stockholder of the Corporation with respect to any shares of Common Stock that may be purchased upon the exercise of any option or portion thereof unless and until certificates representing such shares have been issued by the Corporation.

                  (h) NON-TRANSFERABILITY. All Options awarded pursuant to this Plan shall be non-assignable and non-transferable other than by will or the laws of descent and distribution. An Optionee shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this subsection. An Option may be exercised during the Optionee's lifetime only by the Optionee or his or her guardian or legal representative.

                  (i) FORFEITURE. If a Non-Employee Director ceases to be a Director for any reason, any non-vested Options and any non-vested portion of Options granted as a consequence of the Non-Employee Director's election or reelection to the Board shall forfeit and shall never


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be exercisable.

                  (j) DESIGNATION OF OPTION RECIPIENT. A Non-Employee Director who is serving on the Board as a representative of a specific shareholder pursuant to a written agreement between the Corporation and one or more shareholders may, prior to the time that an Option is granted to him, designate the shareholder that he is representing as the recipient of said Option. The rights of and rules and regulations applicable to the Designee arising from or relating to his ownership of the Option shall be the same as those of and applicable to the designating Non-Employee Director. Notice of any designation and any amendment or cancellation thereof shall be made by written instruction to the Secretary of the Corporation prior to the time the Option is granted.

         5. ADJUSTMENTS. In the event of a stock dividend or stock split, or combination or other reduction in the number of issued Shares, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of the Corporation, appropriate adjustments shall be made in the Shares and number of Shares subject to and authorized by this Plan and the Option prices specified, in order to prevent dilution or enlargement of the rights of the Optionee under the Plan.

         6. AMENDMENT OF THE PLAN. The Board may suspend or terminate the Plan or any portion thereof at any time, and the Board or the Committee may amend the Plan from time to time as may be deemed to be in the best interests of the Corporation; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of an Optionee with respect to Options theretofore awarded, without such person's consent, or
(b) without the approval of the stockholders if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934, as amended.

         7. MISCELLANEOUS PROVISIONS. Neither the Plan nor any action taken hereunder shall be construed as giving any Optionee any right to be nominated for election or re-election to the Board.

         8. EFFECTIVE DATE AND DURATION OF PLAN. The Plan shall be effective immediately. No awards shall be made hereunder after December 31, 2010.

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